EXHIBIT 99.1

CONTACT:

Felicia Vonella

Acorda Therapeutics, Inc.

(914) 326-5146

fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Provides Financial and Pipeline Update for First Quarter 2017

•	Corporate restructuring implemented to focus on late-stage Parkinson’s programs
•	2017 combined R&D and SG&A operating expense guidance revised to $330 - $350 million, a reduction of ~$50 million
•	Projected year-end cash balance greater than $200 million
•	AMPYRA® (dalfampridine) 1Q 2017 net revenue of $112.0 million; Company reiterates AMPYRA net sales guidance of $535 - $545 million

ARDSLEY, N.Y. – April 27, 2017 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced financial results for its first quarter ended March 31, 2017, and provided an update on the Company’s pipeline, financial guidance and corporate restructuring.

As previously announced, following the decision by the United States District Court for the District of Delaware invalidating certain patents pertaining to AMPYRA®, Acorda implemented a corporate restructuring to reduce its cost structure and focus resources on its late-stage Parkinson’s disease programs, CVT-301 and tozadenant. The proposed brand name for CVT-301 is INBRIJA™ (levodopa inhalation powder). The Company expects to maintain exclusivity of AMPYRA at least through July 2018 and plans to appeal the ruling on the invalidated patents.

“We acted decisively to reduce expenses within days of the Court’s ruling. Moving forward, we will focus on advancing our late-stage Parkinson’s programs, INBRIJA and tozadenant,” said Ron Cohen, M.D., Acorda's President and CEO. “Our restructuring will enable us to execute these programs on a strong financial footing, and we are confident in the value we will be able to create for shareholders.”

Acorda’s top priorities over the next 12 months are to:

•

Submit a New Drug Application (NDA) for INBRIJA to the U.S. Food and Drug Administration (FDA) in the second quarter of 2017 and submit the Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) by the end of 2017.

•	Plan for commercialization and launch of INBRIJA in the United States.
•	Complete the tozadenant Phase 3 study (TOZ-CL-05), with topline results in the first quarter of 2018.

•	Maximize AMPYRA value and ensure continued patient access.

First Quarter 2017 Financial Results

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg - For the quarter ended March 31, 2017, the Company reported AMPYRA net revenue of $112.0 million, up 2% compared to $109.6 million for the same quarter in 2016.

ZANAFLEX CAPSULES® (tizanidine hydrochloride), ZANAFLEX® (tizanidine hydrochloride) tablets and authorized generic capsules - For the quarter ended March 31, 2017, the Company reported combined net revenue and royalties from ZANAFLEX and tizanidine of $1.7 million, compared to $1.2 million for the same quarter in 2016.

FAMPYRA® (prolonged-release fampridine tablets) - For the quarter ended March 31, 2017, the Company reported FAMPYRA royalties from sales outside of the U.S. of $2.5 million, compared to $2.5 million for the same quarter in 2016.

Research and development (R&D) expenses for the quarter ended March 31, 2017 were $46.5 million, including $2.5 million of share-based compensation, compared to $44.6 million, including $2.1 million of share-based compensation, for the same quarter in 2016.

Selling, general and administrative (SG&A) expenses for the quarter ended March 31, 2017 were $51.7 million, including $5.3 million of share-based compensation, compared to $51.8 million, including $6.0 million of share-based compensation, for the same quarter in 2016.

Benefit from income taxes for the quarter ended March 31, 2017 was $0.9 million, compared to $9.7 million, for the same quarter in 2016.

The Company reported a GAAP net loss of $18.9 million for the quarter ended March 31, 2017, or $0.41 per diluted share. The GAAP net loss in the same quarter of 2016 was $0.5 million, or $0.01 per diluted share.

Non-GAAP net loss for the quarter ended March 31, 2017 was $3.6 million, or $.08 per diluted share. Non-GAAP net income in the same quarter of 2016 was $12.4 million, or $0.27 per diluted share. This quarterly non-GAAP net income measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, unrealized foreign currency gain, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, and acquisition-related expenses. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At March 31, 2017, the Company had cash and cash equivalents of $133.6 million. The Company has $345 million of convertible senior notes due in 2021 with a conversion price of $42.56.

Corporate Restructuring and 2017 Guidance Update

Following the decision by the United States District Court for the District of Delaware invalidating certain patents pertaining to AMPYRA, Acorda implemented a corporate restructuring to reduce its cost structure and focus resources on its late-stage Parkinson’s disease programs, INBRIJA and tozadenant.

•	Corporate Restructuring
-	The company reduced personnel and non-personnel related expenses in 2017, resulting in a total reduction of 2017 expenses of approximately $50 million.
-

The operating expense reductions will enable the Company to fund operations through key milestones for its late-stage development programs, including the launch of INBRIJA in the United States and topline data from the tozadenant Phase 3 efficacy study in the first quarter of 2018.

•	Revised Guidance for 2017
-	The Company reiterates AMPYRA net sales guidance of $535 - $545 million.
-

Combined 2017 R&D and SG&A operating expense guidance reduced from $380 - $400 million to $330 - $350 million, a reduction of ~$50 million. This guidance is a non-GAAP projection that excludes share-based compensation and restructuring costs, as more fully described below under “Non-GAAP Financial Measures.”

-

The Company expects to be cash flow positive in 2017, with a projected year-end cash balance in excess of $200 million. The Company expects a similar year-end 2018 cash balance based on its current internal assumptions for 2018 AMPYRA revenue projections.

Pipeline and Corporate Developments

•	AMPYRA (dalfampridine)
-

In March, the United States District Court for the District of Delaware upheld U.S. Patent No. 5,540,938 (the ‘938 patent), which is set to expire July 30, 2018. The Court invalidated four patents pertaining to AMPYRA that were set to expire between 2025 and 2027.

-	Based on the District Court ruling, Acorda expects to maintain exclusivity of AMPYRA through July 2018; the Company will appeal the ruling on the invalidated patents.
-	In March, the United States Patent and Trademark Office (USPTO) Patent Trials and Appeal Board (PTAB) upheld all four patents challenged via the inter partes review (IPR) process.

•	INBRIJA in Parkinson’s disease
-	In March, the Company announced results from two ongoing, long-term safety studies of INBRIJA in people with Parkinson’s.
-	Based on the results of the Phase 3 efficacy study and the two long-term safety studies, the Company plans to file an NDA with the FDA in the second quarter of 2017.
-

Data from the Phase 3 efficacy study (Study 004) has been accepted as a late-breaker at the International Congress of Parkinson’s Disease and Movement Disorders (MDS), taking place in Vancouver, BC June 4-8, 2017.

•	Tozadenant in Parkinson’s disease
-	In April, the first patient in the TOZ-CL-06 Phase 3 long-term safety study was randomized and began receiving study medication.
-	The ongoing tozadenant Phase 3 safety and efficacy study (TOZ-CL-05) is expected to report topline results in 1Q 2018.

•	CVT-427 in Acute Migraine
-	In December, we completed a special population study to evaluate safe inhalation in people with asthma and in smokers.
-	Some subjects showed evidence of acute, reversible bronchoconstriction, post-inhalation.
-	We are evaluating next steps for the program and CVT-427 will not advance into a Phase 2 study by the end of 2017, as previously expected.

•	Board of Directors
-	Effective February 17, 2017, Catherine D. Strader, Ph.D. joined Acorda’s Board of Directors. Dr. Strader assumed a newly-added Board seat and will be up for election in 2018.

Webcast and Conference Call

Acorda will host a conference call today at 8:30 a.m. ET to review first quarter 2017 results. To participate, dial (844) 543-5233 (domestic) or (678) 276-7225 (international) and reference the access code 1387861. The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 11:30 a.m. ET on April 27, 2017 until 11:59 p.m. ET on May 4, 2017. To access the replay, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference the access code 1387861. The archived webcast will be available in the Investor Relations section of the Acorda website.

About Acorda Therapeutics

Founded in 1995, Acorda Therapeutics is a biopharmaceutical company focused on developing therapies that restore function and improve the lives of people with neurological disorders. Acorda has a pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease, migraine and multiple sclerosis. Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine)

Extended Release Tablets, 10 mg. For more information, please visit the Company’s website at: www.acorda.com.

Forward-Looking Statement

These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: the ability to realize the benefits anticipated from the Biotie and Civitas transactions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the ability to successfully integrate Biotie’s operations and Civitas’ operations, respectively, into our operations; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra (dalfampridine) Extended Release Tablets, 10 mg in the U.S., which will likely be materially adversely affected by the recently announced court decision in our litigation against filers of Abbreviated New Drug Applications (each, an “ANDA”) to market generic versions of Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including INBRIJA (our trade name for CVT-301), or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market INBRIJA, any other products under development, or the products that we acquired with the Biotie transaction; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain and maintain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaborator Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net income, adjusted to exclude the items below, and has provided 2017 guidance for R&D and SG&A on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of non-GAAP net income, when viewed in conjunction with our GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt as well as non-cash interest charges related to our asset based loan and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant period, (iv) unrealized foreign currency gain related to the Biotie acquisition, (v) acquisition related expenses that pertain to a non-recurring event, and (vi) corporate restructuring expenses that pertain to a non-recurring event. The Company believes its non-GAAP net income measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance.  Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net income, we have provided revised 2017 guidance for R&D and SG&A on a non-GAAP basis. Due to the forward looking nature of this information, the amount of compensation charges and benefits needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock and is not available at this time.  The Company believes that these non-GAAP measures, when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected R&D and SG&A expenses.  Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

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Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	March 31,	December 31,
	2017	2016

Assets
Cash, cash equivalents and short-term investments	$133,619	$158,537
Trade receivable, net	50,238	52,239
Other current assets	18,241	18,746
Finished goods inventory	46,054	43,135
Deferred tax asset	4,400	4,400
Property and equipment, net	37,132	34,310
Goodwill	278,069	280,599
Intangible assets, net	740,838	742,242
Other assets	11,251	8,127
Total assets	$1,319,842	$1,342,335

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$109,524	$131,823
Current portion of deferred license revenue	9,057	9,057
Current portion of loans payable	754	6,256
Current portion of notes payable	—	765
Convertible senior notes	301,706	299,395
Contingent consideration	82,900	72,100
Non-current portion of deferred license revenue	30,191	32,456
Non-current portion of loans payable	24,660	24,635
Deferred tax liability	76,130	92,807
Other long-term liabilities	8,793	8,830
Total stockholder's equity	676,127	664,211
Total liabilities and stockholders' equity	$1,319,842	$1,342,335

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016

Revenues:
Net product revenues	$112,593	$110,148
Royalty revenues	4,528	3,492
License revenue	2,265	2,264
Total revenues	119,386	115,904

Costs and expenses:
Cost of sales	25,183	23,186
Cost of license revenue	159	159
Research and development	46,493	44,570
Selling, general and administrative	51,704	51,782
Acquisition related expenses	320	7,198
Change in fair value of acquired contingent consideration	10,800	6,200
Total operating expenses	134,659	133,095

Operating loss	$(15,273)	$(17,191)

Other (expense) income, net	(4,549)	6,934
Loss before income taxes	(19,822)	(10,257)
Benefit from income taxes	918	9,737
Net loss	$(18,904)	$(520)

Net loss per common share - basic	$(0.41)	$(0.01)
Weighted average per common share - basic	45,808	44,815

Acorda Therapeutics, Inc.

Non-GAAP Income and Income per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016

GAAP net loss	$(18,904)	$(520)
Pro forma adjustments:
Non-cash interest expense (1)	2,580	2,204

Change in fair value of acquired contingent consideration (2)	10,800	6,200

Acquisition related expenses (3)	567	7,198

Unrealized foreign currency gain (4)	—	(10,289)

Share-based compensation expenses included in R&D	2,536	2,121
Share-based compensation expenses included in SG&A	5,336	6,038
Total share-based compensation expenses	7,872	8,159

Total pro forma adjustments	21,819	13,472

Income tax effect of reconciling items above (5)	6,502	554

Non-GAAP net (loss) income (6)	$(3,587)	$12,398

Net (loss) income per common share - basic	$(0.08)	$0.28
Net (loss) income per common share - diluted	$(0.08)	$0.27
Weighted average per common share - basic	45,808	44,815
Weighted average per common share - diluted	45,808	46,043

(1)	Non-cash interest expense related to convertible senior notes, asset based loan, and Biotie non-convertible and R&D loans.
(2)	Changes in fair value of acquired contingent consideration related to Civitas transaction.
(3)	Transaction expenses related to the Biotie acquisition, inclusive of $0.2 million of realized foreign currency loss.
(4)	Unrealized foreign currency transaction gain related to the Biotie acquisition.
(5)	Represents the tax effect of the non-GAAP adjustments.
(6)

Prior year non-GAAP adjustments included a separate income tax expense adjustment from GAAP tax expense to the amount of cash taxes paid or payable for the respective period.  As of March 31, 2017, the presentation includes the tax effect of the non-GAAP adjustments as prescribed by the updated Compliance and Disclosure Interpretations issued by the SEC in May, 2016.  In the three months ended March 31, 2017 and 2016, cash taxes paid were $1.9 million and $0.2 million, respectively.  A reconciliation to the previously reported non-GAAP results is presented below.

Three Months Ended
March 31,
2016
Non-GAAP net income - as revised (see above)	$12,398
Income tax effect of the reconciling items (see above)	554
Non-cash income taxes (as previously reported)	(9,894)
Non-GAAP net income (as previously reported)	$3,058

Note:	Non-GAAP net income per share basic and diluted as presented above were also revised as a result of the changes to the income tax effect of the non-GAAP adjustments as noted above.